SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 29, 2009

Lateral Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-136806	98-0539032
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices including zip code)

(310) 601-2500
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 29, 2009, Lateral Media, Inc.’s (the “Company”) Board of Directors appointed Jay Krigsman as a director of the Company, to fill the existing vacancy on the Board of Directors.

There are no arrangements or understandings between Mr. Krigsman and any other person pursuant to which he was appointed as a director of the Company.  Mr. Krigsman has not previously held any positions in the Company, and does not have family relations with any directors or executive officers of the Company.   There are no transactions to which the Company is a party and in which Mr. Krigsman has a material interest that are required to be disclosed under Item 404(a), as modified by Item 404(d)(1) of Regulation S-K.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN  OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 29, 2009, the Company issued to Trinad Capital Master Fund, Ltd. a promissory note (the “Note”) in the principal amount of $200,000.  The Note is payable in full on March 1, 2010, and bears interest at a rate of 6% per annum.  If any amount due under the Note is not paid in full within ten days of the due date, interest on the unpaid principal balance shall continue to accrue and shall thereafter be increased to a rate equal to 8% per annum. The foregoing description of the Note does not purport to be complete, and is qualified in its entirety by reference to the Note, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Note issued to Trinad Capital Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2009
LATERAL MEDIA, INC.

By:	/s/ Charles Bentz
Name:	Charles Bentz
Title:	Chief Financial Officer